UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 20, 2004

                                 BIDVILLE, INC.
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             (Exact name of registrant as specified in its charter)


             NEVADA               000-31477                98-0224958
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(State or other jurisdiction  (Commission          (IRS Employer
            of incorporation)    file  number)      Identification No.)


 601 CLEVELAND STREET, SUITE 120
 CLEARWATER, FL                                               33755
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 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (727) 442-9669


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          (Former name or former address, if changes since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On July 12, 2004, Bidville, Inc. (the "Company") entered into a Stock Purchase Agreement ("Purchase Agreement"), effective August 20, 2004, with Langley Park Investments PLC ("Langley"), a corporation organized under the laws of England and Wales which is presently applying for its shares to be admitted to trade on the London Stock Exchange ("LSE") as an investment trust. Pursuant to the Purchase Agreement, the Company will sell 6,315,789 shares of its common stock ("Company Stock") to Langley for a total purchase price of $4,484,210, or $0.71 per share (the average closing bid price per share of the Company's common stock during the ten trading days immediately preceding July 30, 2004).

         Langley will pay the purchase price by delivering 2,587,526 Ordinary Shares of Langley ("Langley Shares") to the Company with a value of one British Pound Sterling ((pound)1.00) (approximately U.S.$1.80) per share. The Company will issue the Company Stock to Langley pursuant to Regulation S and Section 4(2) promulgated under the Securities Act of 1933, as amended ("Securities Act"). Both the Company Stock and the Langley Shares will initially be placed into escrow, including fifty percent (50%) of the Langley Shares to be deposited into escrow as Downside Price Protection (the "Langley Escrow Shares"). The consummation of the transaction is subject to listing of the Langley Shares on the LSE on or before September 30, 2004.

         If the Langley Shares are not traded on the LSE by September 30, 2004, then the Company has the right to rescind the transaction and the escrowed shares shall be returned to their respective issuers. If, however, Langley is successful in obtaining a listing on the London Stock Exchange by September 30, 2004, then Langley will receive the shares of Company Stock from escrow and the Company will receive one-half (1/2) of the Langley Shares. Pursuant to the Purchase Agreement, Langley has agreed that it will not sell, transfer or assign any or all of the Company Stock for a period of two years following the closing without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

         The Company intends to liquidate the Langley Shares released to it within a reasonable period of time following their listing on the LSE in order to fund operations. Although the parties have agreed upon a value of one British Pound Sterling ((pound)1) (approximately U.S.$1.80 per share) per Langley Share, there can be no assurances that the Company can liquidate some or all of the Langley Shares at that price.

         On the two (2) year anniversary of the Purchase Agreement ("Two Year Anniversary"), the market value of the Company's common stock will be compared to the purchase price of the Company Stock under the Purchase Agreement, or $0.71 per share. "Market Value" is defined as the average of the ten (10) closing bid prices per share of the Company's common stock during the ten (10) trading days immediately preceding the Two Year Anniversary of the Agreement. If the Market Value of the Company's common stock on the Two Year Anniversary is the same or higher than $0.71 per share, then at that time, the Company will receive all of the Langley Escrow Shares. If the Market Value on the Two Year Anniversary is less than $0.71 per share, then for each percentage point decline in value, the Company must sell a corresponding percentage of the Langley Escrow Shares back to Langley for nominal consideration, up to the maximum number of Langley Escrow Shares, and the balance of the Langley Escrow Shares is released from escrow to the Company.

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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

         Exhibit 10.1 Stock Purchase Agreement by and between Bidville, Inc. and Langley Park Investments PLC.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   BIDVILLE, INC.
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                   (Registrant)

                   Date: September 10, 2004

                   By: /s/ Gerald C. Parker
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                       Gerald C. Parker, Chairman


                    By:/s/ Michael Palandro
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                       Michael Palandro, President, CEO and Director


                    By:/s/ Robert W. Pearce,
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                       Robert W. Pearce, Secretary, Treasurer and Director



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